Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-202277, 333-216035, 333-216254, and 333-223080), Form S-4 (No. 333-222563), and Form S-8 (Nos. 333-131244, 333-197208 and 333-200597) of Ameris Bancorp and Subsidiaries of our report dated March 1, 2018, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP
Atlanta, Georgia
March 1, 2018